Exhibit 3.2

BYLAWS

OF

BRISTOW GROUP INC.

Adopted October 31, 2019

ARTICLE 1

OFFICES

Section 1.01. Registered Office. The registered office of Bristow Group Inc. (the “Corporation”) shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 1.02. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

Section 1.03. Books. The books of the Corporation may be kept within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE 2

MEETINGS OF STOCKHOLDERS

Section 2.01. Time and Place of Meetings. All meetings of stockholders shall be held at such place, either within or without the State of Delaware, on such date and at such time as may be determined from time to time by the Board of Directors (or the Chairman of the Board of Directors in the absence of a designation by the Board of Directors).

Section 2.02. Annual Meetings. An annual meeting of stockholders shall be held for the election of directors to succeed those whose terms expire and to transact such other business as may properly be brought before the meeting.

Section 2.03. Special Meetings. Except as otherwise provided in the Stockholders’ Agreement of the Corporation, dated as of October 31, 2019 (as amended from time to time, the “Stockholders Agreement”), special meetings of the stockholders may be called only by (i) the Board of Directors acting pursuant to a resolution adopted by a majority of the Board of Directors or (ii) stockholders of greater than 35.0% of the total voting power of all outstanding securities of the Corporation generally entitled to vote at a meeting of stockholders pursuant to a notice executed by such stockholders (or their duly appointed proxies, if applicable), which notice shall include reasonable detail regarding the matters to be discussed at the resulting special meeting.

Section 2.04. Notice of Meetings and Adjourned Meetings; Waivers of Notice.

(a) Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended from time to time (“Delaware Law”), such notice shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting. The Board of Directors or the chairman of the meeting may adjourn the meeting to another time or place (whether or not a quorum is present), and notice need not be given of the adjourned meeting if the time, place, if any, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, are announced at the meeting at which such adjournment is made. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

(b) A written waiver of any such notice signed by the person entitled thereto, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 2.05. Quorum. Unless otherwise provided in the Stockholders Agreement, Certificate of Incorporation or these bylaws and subject to Delaware Law, the presence, in person or by proxy, of the holders of a majority of the total voting power of all outstanding securities of the Corporation generally entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the chairman of the meeting or a majority in voting interest of the stockholders present in person or represented by proxy may adjourn the meeting, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified.

Section 2.06. Voting.

(a) Unless otherwise provided in the Stockholders Agreement, Certificate of Incorporation (including any certificates of designations in respect of any class or series of preferred stock of the Corporation (a “Preferred Stock Designation”)) or these bylaws and subject to Delaware Law, each stockholder shall be entitled to one vote for each outstanding share of capital stock of the Corporation held by such stockholder. Any share of capital stock of the Corporation held by the Corporation shall have no voting rights. Except as otherwise required by law, the Stockholders Agreement, the Certificate of Incorporation or these bylaws, in all matters other than the election of directors, the affirmative vote of the holders of a majority of the votes cast at the meeting on the subject matter shall be the act of the stockholders. Abstentions and broker non-votes shall not be counted as votes cast. Subject to the rights of the holders of any class or series of preferred stock to elect additional directors under specific circumstances, pursuant to the terms of one or more Preferred Stock Designations, the Stockholders Agreement, the Certificate of Incorporation or these bylaws, directors shall be elected by a plurality of the votes of the shares of capital stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

(b) Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to a corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized, or by proxy sent by electronic mail in “portable document format” (“.pdf”) form or any other means of electronic communication permitted by law, which results in a writing from such stockholder or by his attorney, and delivered to the secretary of the meeting. No proxy shall be voted after three (3) years from its date, unless said proxy provides for a longer period.

(c) Should a proxy designate two (2) or more persons to act as proxies, unless such instrument shall provide the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of the same portion of the shares as he or she is of the proxies representing such shares.

Section 2.07. Inspectors at Meetings of Stockholders. At any meeting of stockholders at which a vote is taken by ballots, the chairman of the meeting may appoint one or more inspectors, each of whom shall subscribe an oath or affirmation to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. Such inspector shall ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. The chairman of the meeting may appoint any person to serve as inspector, except no candidate for the office of director shall be appointed as an inspector.

Section 2.08. Stockholder Action by Written Consent. Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote only to the extent permitted by and in the manner provided in the Stockholders Agreement or Certificate of Incorporation and in accordance with applicable law.

Section 2.09. Organization. At each meeting of stockholders, the Chairman of the Board of Directors, if one shall have been elected, or in the Chairman’s absence or if one shall not have been elected, the director designated by the vote of the majority of the directors present at such meeting, or if one director shall not have been so designated, then the Chief Executive Officer, shall act as chairman of the meeting. The Secretary (or in the Secretary’s absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes thereof. The chairman of the meeting shall be a “citizen of the United States” as defined in 49 U.S.C. § 40102(a)(15), as in effect on the date in question, or any successor statute or regulation, as interpreted by the U.S. Department of Transportation and any successor agency thereto (“DOT”) in applicable precedent, including any agent, trustee or representative thereof (“U.S. Citizen”).

Section 2.10. Order of Business. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting.

Section 2.11. Nomination of Directors and Proposal of Other Business.

(a) Annual Meetings of Stockholders. Except as otherwise provided in the Stockholders Agreement,

(i) nominations of persons for election to the Board of Directors or the proposal of other business to be transacted by the stockholders at an annual meeting of stockholders may be made only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or any nominating committee thereof, (C) as may be provided in the Certificate of Incorporation, or (D) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in Section 2.11(a)(iii) and at the time of the annual meeting, who shall be entitled to vote at the meeting and who complies with the procedures set forth in this Section 2.11(a), and, except as otherwise required by law, any failure to comply with these procedures shall result in the nullification of such nomination or proposal.

(ii) For nominations or other business to be properly brought before an annual meeting of stockholders by a stockholder pursuant to clause (D) of Section 2.11(a) above, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first (1st) anniversary of the preceding year’s annual meeting of stockholders (which preceding year’s annual meeting of stockholders, in the case of the first annual meeting of stockholders following the time of emergence (the “Emergence Time”) of the Corporation from restructuring pursuant to that certain First Amended Joint Chapter 11 Plan of Reorganization of Bristow Group Inc. and its subsidiaries BHNA Holdings Inc., Bristow Alaska Inc., Bristow Helicopters Inc., Bristow U.S. Leasing LLC, Bristow U.S. LLC, BriLog Leasing Ltd. and Bristow Equipment Leasing Ltd. approved by order of the United States Bankruptcy Court for the Southern District of Texas in In re: Bristow Group Inc., et

al., Main Case No. 19-32713, under Chapter 11 of the United States Bankruptcy Code (11 U.S.C. §§ 101- 1330), as amended, shall be deemed to be October 31, 2019); provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to such anniversary date or delayed more than seventy (70) days after such anniversary date then to be timely such notice must be received by the Corporation no earlier than one hundred twenty (120) days prior to such annual meeting and no later than the later of seventy (70) days prior to the date of the meeting or the tenth (10th) day following the day on which announcement of the date of the meeting was first made by the Corporation. In no event shall the adjournment or postponement of any meeting, or any announcement thereof, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(iii) A stockholder’s notice to the Secretary shall set forth (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director: (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (as amended, together with the rules and regulations promulgated thereunder, collectively, the “Exchange Act”) including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (2) a reasonably detailed description of any compensatory, payment or other financial agreement, arrangement or understanding that such person has with any other person or entity other than the Corporation including the amount of any payment or payments received or receivable thereunder, in each case in connection with his or her candidacy or service as a director of the Corporation (a “Third-Party Compensation Arrangement”), (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these bylaws, the text of the proposed amendment), the reasons for conducting such business and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made:

(1) the name and address of such stockholder (as they appear on the Corporation’s books) and any such beneficial owner;

(2) for each class or series, the number of shares of capital stock of the Corporation that are held of record or are beneficially owned and/or controlled by such stockholder and by any such beneficial owner;

(3) a description of any agreement, arrangement or understanding between or among such stockholder and any such beneficial owner, any of their respective affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such nomination or other business;

(4) a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or any such beneficial owner or any such nominee with respect to the Corporation’s securities;

(5) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting;

(6) a representation as to whether such stockholder or any such beneficial owner intends or is part of a group that intends to (i) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding capital stock required to approve or adopt the proposal or to elect each such nominee and/or (ii) otherwise to solicit proxies from stockholders in support of such proposal or nomination;

(7) any other information relating to such stockholder, beneficial owner, if any, or director nominee or proposed business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such nominee or proposal pursuant to Section 14 of the Exchange Act; and

(8) such other information relating to any proposed item of business as the Corporation may reasonably require to determine whether such proposed item of business is a proper matter for stockholder action.

If requested by the Corporation, the information required under clauses 2.11(a)(iii)(C)(2), (3) and (4) of the preceding sentence of this Section 2.11 shall be supplemented by such stockholder and any such beneficial owner not later than ten (10) days after the record date for the meeting to disclose such information as of the record date.

(b) Special Meetings of Stockholders. If the election of directors is included as business to be brought before a special meeting in the Corporation’s notice of meeting, then nominations of persons for election to the Board of Directors at a special meeting of stockholders may be made (x) by or at the direction of the Board of Directors or any committee thereof and (y) by any stockholder who is a stockholder of record at the time of giving of notice provided for in this Section 2.11(b) and at the time of the special meeting, who shall be entitled to vote at the meeting and who complies with the procedures set forth in this Section 2.11(b). For nominations to be properly brought by a stockholder before a special meeting of stockholders pursuant to this Section 2.11(b), the stockholder must have given timely notice thereof in writing to the Secretary of the

Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (A) not earlier than one hundred twenty (120) days prior to the date of the special meeting nor (B) later than the later of ninety (90) days prior to the date of the special meeting or the tenth (10th) day following the day on which announcement of the date of the special meeting was first made. A stockholder’s notice to the Secretary shall comply with the notice requirements of Section 2.11(a)(iii).

(c) General. To be eligible for election as a director, if nominated by a stockholder (unless also nominated by or at the direction of the Board of Directors or any committee thereof), the proposed nominee must provide to the Secretary of the Corporation in accordance with the applicable time periods prescribed for delivery of notice under Section 2.11(a)(ii) or Section 2.11(b): (1) a completed D&O questionnaire (in the form provided by the secretary of the Corporation at the request of the nominating stockholder) containing information regarding the nominee’s background, citizenship, qualifications, and such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation or to serve as an independent director of the Corporation, (2) a written representation that, unless previously disclosed to the Corporation, the nominee is not and will not become a party to any voting agreement, arrangement or understanding with any person or entity as to how such nominee, if elected as a director, will vote on any issue or that could interfere with such person’s ability to comply, if elected as a director, with his/her fiduciary duties under applicable law, (3) a written representation and agreement that, unless previously disclosed to the Corporation pursuant to Section 2.11(a)(iii)(A)(2), the nominee is not and will not become a party to any Third-Party Compensation Arrangement and (4) a written representation that, if elected as a director, such nominee would be in compliance and will continue to comply with any corporate governance guidelines as disclosed on the Corporation’s website, as amended from time to time. At the request of the Board of Directors, any person nominated by or at the direction of the Board of Directors or any committee thereof for election as a director shall furnish to the Secretary of the Corporation the information that is required to be set forth in a stockholder’s notice of nomination that pertains to the nominee.

(i) No person shall be eligible to be nominated by a stockholder to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.11. No business proposed by a stockholder shall be conducted at a stockholder meeting except in accordance with this Section 2.11.

(ii) The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these bylaws or that business was not properly brought before the meeting, and if he/she should so determine, he/she shall so declare to the meeting and the defective nomination shall be disregarded or such business shall not be transacted, as the case may be. Notwithstanding the foregoing provisions of this Section 2.11, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or other proposed business, such nomination shall be disregarded or such proposed business shall not be transacted, as the case may be, notwithstanding that proxies in respect of such vote may have been received by the Corporation and counted for purposes of determining a quorum. For purposes of this Section 2.11, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(iii) Without limiting the foregoing provisions of this Section 2.11, a stockholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 2.11; provided, however, that any references in these bylaws to the Exchange Act are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.11, and compliance with paragraphs (a)(ii)(C) and (b) of this Section 2.11 shall be the exclusive means for a stockholder to make nominations or submit other business (other than as provided in Section 2.11(c)(iv)).

(iv) Notwithstanding anything to the contrary herein, if Rule 14a-8 under the Exchange Act is applicable, the notice requirements set forth herein with respect to the proposal of any business pursuant to this Section 2.11 shall be deemed satisfied by a stockholder if such stockholder has submitted a proposal to the Corporation in compliance with Rule 14a-8 under the Exchange Act, and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for the meeting of stockholders.

(d) Notwithstanding anything to the contrary herein, for as long as the Stockholders Agreement remains in effect, none of the Major Holders (as defined in the Stockholders Agreement) shall be subject to any of the notice or nomination procedures with respect to any annual or special meeting of stockholders set forth in this Article 2; provided, however, that any nominee of a Major Holder for the Board of Directors must provide the Secretary of the Corporation with information about the nominee’s citizenship as required in Section 2.11(c).

ARTICLE 3

DIRECTORS

Section 3.01. General Powers. Except as otherwise provided in Delaware Law or the Certificate of Incorporation and subject to the terms of the Stockholders Agreement, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 3.02. Number, Election and Term of Office. Subject to the terms of the Certificate of Incorporation and the Stockholders Agreement, the Board of Directors shall consist of a number of directors to be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the Board of Directors; provided, that, as of the Emergence Time, the Board of Directors shall consist of eight (8) directors, who shall be appointed as set forth in the Stockholders Agreement. Except as may otherwise be provided in the Certificate of Incorporation and subject to the terms of the Stockholders Agreement, each director shall serve for a term ending on the date of the first (1st) annual meeting of stockholders next following the annual meeting at which such director was elected. Notwithstanding the foregoing, each director shall hold office until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be stockholders.

Section 3.03. Director Citizenship. Notwithstanding anything to the contrary herein, the Chairman of the Board and at least two-thirds (66.67%) of the Board of Directors shall be U.S. Citizens.

Section 3.04. Quorum and Manner of Acting. Unless the Certificate of Incorporation or these bylaws require a greater number and subject to the terms of the Stockholders Agreement, a majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors and, except as otherwise expressly required by law or by the Certificate of Incorporation or Stockholders Agreement, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. When a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat shall adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.05. Time and Place of Meetings. The Board of Directors shall hold its meetings at such place, either within or without the State of Delaware, and at such time as may be determined from time to time by the Board of Directors (or the Chairman of the Board of Directors in the absence of a determination by the Board of Directors, or the Chief Executive Officer in the Chairman’s absence).

Section 3.06. Annual Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting shall be held; provided, that, subject to the remaining provisions of this Section 3.06, the failure to hold such meeting of the Board of Directors at such time and place shall not be a breach of these bylaws. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such place either within or without the State of Delaware, on such date and at such time as shall be specified in a notice thereof given as hereinafter provided in Section 3.08 herein or in a waiver of notice thereof signed by any director who chooses to waive the requirement of notice.

Section 3.07. Regular Meetings. After the place and time of regular meetings of the Board of Directors shall have been determined and notice thereof shall have been once given to each member of the Board of Directors, regular meetings may be held without further notice being given.

Section 3.08. Special Meetings. The Board of Directors shall meet at least once per fiscal quarter, unless the Directors who are U.S. Citizens unanimously agree otherwise. In addition, (i) the Chairman or (ii) any two (2) Directors (so long as such two (2) Directors are not designated for election by the same Designating Holder) may call a special meeting of the Board of the Directors at any time.

Section 3.09. Committees. Subject to the terms of the Stockholders Agreement, the Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation, and may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the terms of the Stockholders Agreement, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter expressly required by Delaware Law to be submitted to the stockholders for approval (other than nominations for persons for election as directors) or (b) adopting, amending or repealing any bylaw of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. A majority of each committee of the Board of Directors shall be comprised only of U.S. Citizens.

Section 3.10. Action by Consent. Unless otherwise restricted by the Stockholders Agreement, Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions, are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.11. Telephonic Meetings. Unless otherwise restricted by the Stockholders Agreement, the Certificate of Incorporation or these bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 3.12. Resignation. Any director may resign from the Board of Directors at any time by giving notice to the Board of Directors or to the Secretary of the Corporation. Any such notice must be in writing or by electronic transmission to the Board of Directors or to the Secretary of the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.13. Vacancies. In the event that a vacancy is created on the Board of Directors at any time due to the death, disability, retirement, resignation or removal of a director, then:

(a) with respect to any directors that have been designated to serve on the Board of Directors in accordance with the Stockholders Agreement (such directors, “Board Designees”), the stockholder who designated for election such director (such stockholder, a “Designating Holder”) shall have the right to designate for election an individual to fill such vacancy and the Board of Directors, acting by majority written consent, shall be entitled to appoint such designated individual in a manner consistent with Section 2.1(c)(v)(A) of the Stockholders Agreement; provided, however, in the event that the applicable Designating Holder shall fail to designate in writing a replacement Board Designee to fill the vacant director position on the Board of Directors, and such failure shall continue for more than sixty (60) days after notice from the Corporation to such Designating Holder with respect to such failure, then the vacant position shall be filled by an individual designated by the remaining directors then in office; provided that such individual shall be removed from such position if such Designating Holder so directs and simultaneously designates a new Board Designee to serve in such position on the Board of Directors;

(b) with respect to any Independent Director (as defined in the Stockholders Agreement) vacancy, such vacancy shall be filled in accordance with Section 2.1(a)(iv) of the Stockholders Agreement;

(c) if the person serving as Chief Executive Officer of the Corporation is removed or resigns or is otherwise replaced, then such person shall automatically, and without any action by the Board of Directors or stockholders of the Corporation, cease to be a director, and the director position on the Board of Directors reserved for the Chief Executive Officer of the Corporation shall remain vacant until a successor Chief Executive Officer is duly appointed by the Board of Directors in accordance with these bylaws, the Stockholders Agreement and the Corporation’s Certificate of Incorporation, in which case such person shall automatically, and without any further action by the Board of Directors or stockholders of the Corporation fill such vacancy and become a director; and

(d) notwithstanding anything to the contrary herein, vacancies on the Board of Directors may be filled by written consent by a majority of the votes of the shares of capital stock of the Corporation entitled to vote on the election of directors in a manner consistent with the Stockholders Agreement.

Section 3.14. Removal. Subject to the provisions of the Stockholders Agreement, no director may be removed from office by the stockholders except with the affirmative vote of the holders of not less than a majority of the total voting power of all outstanding securities of the Corporation generally entitled to vote in the election of directors, voting together as a single class.

Section 3.15. Compensation. Unless otherwise restricted by the Certificate of Incorporation, these bylaws or the Stockholders Agreement, the Board of Directors shall have authority to fix the compensation of directors, including fees and reimbursement of expenses.

Section 3.16. Preferred Stock Directors. Notwithstanding anything else contained herein, whenever the holders of one or more classes or series of preferred stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the applicable Preferred Stock Designation, and such directors so elected shall not be subject to the provisions of Sections 3.02, 3.13 and 3.14 of this Article 3 unless otherwise provided therein or in the Stockholders Agreement; provided however that at least two-thirds (66.67%) of the Board of Directors shall be U.S. Citizens.

Section 3.17. Corporate Opportunities.

(a) Any of the stockholders, directors or observers of the Corporation’s nominating committee who are employed by any of the stockholders or any of their affiliates or investment funds or managed accounts for which the primary investment advisor to or manager of is a stockholder or an affiliate of a stockholder (each, an “Affiliated Fund”) and any one or more of the respective managers, directors, principals, officers, employees and other representatives of such persons or entities or their respective affiliates and Affiliated Funds, in each case who is not also an employee of the Corporation or any of its subsidiaries (the foregoing persons or entities being referred to, collectively, as “Identified Persons”) may now engage, may continue to engage, or may, in the future, engage in the same or similar activities or lines of business as those in which the Corporation or any of its affiliates, directly or indirectly, now engage or may engage or other business activities that overlap with, are complementary to, or compete with those in which the Corporation or any of its affiliates, directly or indirectly, now engage or may engage (any such activity or line of business, an “Opportunity”). No Identified Person shall, as a result of its capacity as such, have any duty to refrain, directly or indirectly, from (i) engaging in any Opportunity or (ii) otherwise competing with the Corporation or any of its affiliates. No Identified Person shall, as a result of its capacity as such, have any duty or obligation to refer or offer to the Corporation or any of its affiliates any Opportunity, and the Corporation hereby renounces any interest or expectancy of the Corporation in, or in being offered, an opportunity to participate in any Opportunity which may be a corporate (or analogous) or business opportunity for the Corporation or any of its affiliates.

(b) In the event that any Identified Person acquires knowledge of a potential transaction or other corporate (or analogous) or business opportunity which may be an Opportunity for the Corporation or any of its affiliates, such Identified Person shall have no duty to communicate or offer such Opportunity to the Corporation or any of its affiliates and shall not be liable to the Corporation or the stockholders for breach of any purported fiduciary duty by reason of the fact that such Identified Person pursues or acquires such Opportunity for itself, or offers or directs such Opportunity to another person or entity (including any affiliate or Affiliated Fund of such Identified Person). Notwithstanding this Section 3.16, the Corporation does not renounce any interest or expectancy it may have in any Opportunity that is offered to a director, officer, employee or consultant of the Corporation if such Opportunity is expressly first offered to such person or entity in the capacity of a director, officer, employee or consultant of the Corporation or any of its subsidiaries or knowledge of such Opportunity is first acquired by such person or entity solely as a result of such person’s or entity’s position as a director, officer, employee or consultant of the Corporation or any of its subsidiaries.

(c) The Identified Persons may now own, may continue to own, and from time to time may acquire and own, investments in one or more entities (such entities, collectively, “Related Companies”) that are direct competitors of, or that otherwise may have interests that do or could conflict with those of, the Corporation, any stockholders of the Corporation or any of their respective affiliates, and (i) the enjoyment, exercise and enforcement of the rights, interests, privileges, powers and benefits granted or available to the Identified Persons under these bylaws shall not be in any manner reduced, diminished, affected or impaired, and the obligations of the Identified Persons under these bylaws shall not be in any manner augmented or increased, by reason of any act, circumstance, occurrence or event arising from or in any respect relating to (A) the ownership by an Identified Person of any interest in any Related Company, (B) the affiliation of any Related Company with an Identified Person or (C) any action taken or omitted by an Identified Person in respect of any Related Company, (ii) no Identified Person shall, by reason of such ownership, affiliation or action, become subject to any fiduciary duty to the Corporation, any of the stockholders or any of their respective affiliates, (iii) none of the duties imposed on an Identified Person, whether by contract or law, do or shall limit or impair the right of any Identified Person lawfully to compete with the Corporation, any of its stockholders or any of their respective affiliates and (iv) the Identified Persons are not and shall not be obligated to disclose to the Corporation, any of the stockholders of the Corporation or any of their respective affiliates any information related to their respective businesses or opportunities, including acquisition opportunities, or to refrain from or in any respect to be restricted in competing against the Corporation, any of the stockholders of the Corporation or any of their respective affiliates in any such business or as to any such opportunities.

(d) In addition to and notwithstanding the foregoing provisions of this Section 3.16, a corporate (or analogous) or business opportunity shall not be deemed to be an Opportunity for the Corporation or any of its affiliates if it is an opportunity (i) that the Corporation is neither financially or legally able, nor contractually permitted, to undertake, (ii) that from its nature, is not in the line of the Corporation’s business or is of no practical advantage to the Corporation or (iii) in which the Corporation has no interest or reasonable expectancy.

ARTICLE 4

OFFICERS

Section 4.01. Principal Officers. The principal officers of the Corporation shall be a Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, General Counsel, one or more Presidents, one or more Senior Vice Presidents and a Secretary who shall have the duty, among other things, to record the proceedings of the meetings of stockholders and directors in a book kept for that purpose. The Corporation may also have such other principal officers, including one or more Controllers or Treasurers, as the Board of Directors may in its discretion appoint. One person may hold the offices and perform the duties of any two (2) or more of said offices, except that no one person shall hold the offices and perform the duties of President and Secretary. The Chief Executive Officer shall be a director of the Corporation for so long as that person is serving as Chief Executive Officer.

Section 4.02. Appointment, Term of Office and Remuneration. The principal officers of the Corporation shall be appointed by the Board of Directors in the manner determined by the Board of Directors. Each such officer shall hold office until his or her successor is appointed, or until his or her earlier death, resignation or removal. The remuneration of all officers of the Corporation shall be fixed by the Board of Directors. Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine.

Section 4.03. Subordinate Officers. In addition to the principal officers enumerated in Section 4.01 herein, the Corporation may have one or more Vice Presidents, Assistant Secretaries, Assistant Controllers and Assistant Treasurers and such other subordinate officers, agents and employees as the Board of Directors may deem necessary, each of whom shall hold office for such period as the Board of Directors may from time to time determine. The Board of Directors may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents or employees.

Section 4.04 Officer Citizenship. Notwithstanding anything to the contrary herein, the Chief Executive Officer, the President, and at least two-thirds (66.67%) of the other managing officers of the Corporation shall be U.S. Citizens.

Section 4.05. Removal. Any officer may be removed, with or without cause, at any time, by resolution adopted by a majority of the Board of Directors, except that subordinate officers may be removed in such manner and by such persons as the Board of Directors shall otherwise permit.

Section 4.06. Resignations. Any officer may resign at any time by giving notice to the Board of Directors (or to a principal officer if the Board of Directors has delegated to such principal officer the power to appoint and to remove such officer). Any such notice must be in writing. The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.07. Powers and Duties. The officers of the Corporation shall have such powers and perform such duties incident to each of their respective offices and such other duties as may from time to time be conferred upon or assigned to them by the Board of Directors.

ARTICLE 5

CAPITAL STOCK

Section 5.01. Certificates For Stock; Uncertificated Shares. The shares of the Corporation need not be represented by certificates, and the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares or a combination of certificated and uncertificated shares. Any such resolution that shares of a class or series will only be uncertificated shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Except as otherwise required by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of shares represented by certificates of the same class and series shall be identical. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors, or the Chief Executive Officer, President or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of such Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The Corporation shall not have power to issue a certificate in bearer form.

Section 5.02 U.S. Citizenship Requirement. At no time shall more than 24.9% of the voting interest of the Corporation be owned or controlled by persons who are not U.S. Citizens (such persons, “non-U.S. Citizens”). In the event that non-U.S. Citizens shall own (beneficially or of record) or have voting control over any shares of the Corporation, the voting rights of such persons shall be subject to automatic suspension to the extent required to ensure that the Corporation is in compliance with applicable law, including the U.S. citizenship requirements of the DOT and Federal Aviation Administration (“FAA”) and any successor agencies thereto relating to ownership or control of a U.S. air carrier. The foregoing restrictions shall be applied to a pro rata portion of the shares of the Corporation owned (beneficially or of record) or subject to voting control by each non-U.S. Citizen (based upon the stock record maintained by the Corporation or any transfer agent for the registration of shares held by non-U.S. Citizens (the “Foreign Stock Record”) or the stock transfer records of the Corporation) in an aggregate amount that results in no more than 24.9% of the voting interests of the Corporation being owned or controlled by non-U.S. Citizens. At no time shall the shares held or controlled by non-U.S. Citizens be voted, unless such shares are registered on the Foreign Stock Record. Any determination as to ownership, control or citizenship made by the Board of Directors in good faith shall be conclusive and binding as between the Corporation and any stockholder for purposes of this Article 5.

Section 5.03. Transfer of Shares. Shares of the stock of the Corporation may be transferred on the record of stockholders of the Corporation by the holder thereof or by such holder’s duly authorized attorney upon surrender of a certificate therefor properly endorsed or upon receipt of proper transfer instructions from the registered holder of uncertificated shares or by such holder’s duly authorized attorney and upon compliance with appropriate procedures for transferring shares in uncertificated form, unless waived by the Corporation; provided however that such transfer must comply with the Stockholders Agreement, the Certificate of Incorporation, the Corporation’s other organizational documents, and applicable law, including the U.S. citizenship requirements of the DOT and FAA.

Section 5.04. Authority for Additional Rules Regarding Transfer. The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration of certificated or uncertificated shares of the stock of the Corporation, as well as for the issuance of new certificates in lieu of those which may be lost or destroyed, and may require of any stockholder requesting replacement of lost or destroyed certificates, bond in such amount and in such form as they may deem expedient to indemnify the Corporation, and/or the transfer agents, and/or the registrars of its stock against any claims arising in connection therewith.

ARTICLE 6

INDEMNIFICATION

Section 6.01. Indemnification. The Corporation (and any successor or surviving corporation to the Corporation by merger or otherwise) shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnitee”) who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) (whether such Proceeding is an action by or in the right of the Corporation, is initiated by a third party or otherwise), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity, including service with respect to an employee benefit plan, against all liability, expense and loss (including attorneys’ fees, judgments, fines, ERISA taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such Indemnitee, but only if such indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal proceeding, had no reasonable cause to believe such Indemnitee’s conduct was unlawful. Notwithstanding the preceding sentence, except for a suit or action brought under Section 6.03, the Corporation shall be required to indemnify an Indemnitee in connection with a Proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such Proceeding (or part thereof) by the Indemnitee was authorized by the Board of Directors of the Corporation.

Section 6.02. Prepayment of Expenses. The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnitee in defending any Proceeding in advance of its final disposition; provided, however, that the Corporation may require (e.g., if required by law) that such payment such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under this Article 6 or otherwise.

Section 6.03. Claims. If a claim for indemnification or payment of expenses under this Article 6 is not paid in full within sixty (60) days after a written claim therefor by the Indemnitee has been received by the Corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnitee is not entitled to the requested indemnification or payment of expenses under applicable law.

Section 6.04. Authorization. Any indemnification under Section 6.01 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 6.01. Such determination shall be made (a) by a majority vote of the directors who are not parties to such Proceeding, even though less than a quorum; or (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (d) by the stockholders.

Section 6.05. Nonexclusivity of Rights. The rights conferred on any Indemnitee by this Article 6 shall not be exclusive of any other rights which such Indemnitee may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 6.06. Amendment or Repeal. Any repeal or modification of the provisions of this Article 6 shall not adversely affect any right or protection hereunder of any Indemnitee in respect of any act or omission occurring prior to the time of such repeal or modification.

Section 6.07. Other Indemnification and Prepayment Expenses. This Article 6 shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by the Board of Directors. Subject to the foregoing, persons who are not covered by the foregoing provisions and who are or were employees or agents of the Corporation, or who are or were serving at the request of the Corporation as employees or agents of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, including a subsidiary of the Corporation, may be indemnified to the extent authorized at any time or from time to time by the Board of Directors in its sole discretion.

Section 6.08. Survival of Indemnification Rights. The rights to indemnification and advance payment of expenses provided by Section 6.01 and Section 6.02 shall continue as to a person who has ceased to be a director, officer, employee, or agent of the Corporation and shall inure to the benefit of the personal representatives, heirs, executors and administrators of such person.

Section 6.09. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary, partner (limited or general), manager, trustee or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, against any liability asserted against such person or incurred by such person in any such capacity, or arising out of such person’s status as such, and related expenses, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of applicable law.

ARTICLE 7

GENERAL PROVISIONS

Section 7.01. Fixing the Record Date. (a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing such record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors for stockholders entitled to vote at such meeting, the record date for determining stockholders entitled to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided that the Board of Directors may in its discretion or as required by law fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall fix the same date or an earlier date as the record date for stockholders entitled to notice of such adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 7.02. Dividends. Subject to limitations contained in Delaware Law, the Certificate of Incorporation and the Stockholders Agreement, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid either in cash, in property or in shares of the capital stock of the Corporation.

Section 7.03. Year. The fiscal year of the Corporation shall commence on April 1 and end on March 31 of each year.

Section 7.04. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 7.05. Actions with Respect to Securities Owned by the Corporation. The Board of Directors may authorize any person, on behalf of the Corporation, to attend, vote at and grant proxies to be used at any meeting, and to take comparable actions in respect of actions by written consent in lieu of a meeting, of holders of any stock and other securities of other entities (except this Corporation) owned or held by the Corporation for itself. The person so designated shall be a U.S. Citizen. If the Board of Directors has not so authorized anyone, the Chief Executive Officer or the Chief Executive Officer’s delegate shall have authority to perform such function.

Section 7.06. Indemnitor of First Resort. To the extent that any director may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more persons with whom or which such director may be associated (a “Third-Party Indemnitor”), the Corporation hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to such persons are primary and any obligation of the Third-Party Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such persons are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by such persons and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Certificate of Incorporation or the bylaws (or any other agreement between the Corporation and such persons), without regard to any rights such persons may have against the Third-Party Indemnitors and (iii) that it irrevocably waives, relinquishes and releases the Third-Party Indemnitors from any and all claims against the Third-Party Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Corporation further agrees that no advancement or payment by the Third-Party Indemnitors on behalf of such persons with respect to any claim for which such persons have sought indemnification from the Corporation shall affect the foregoing and the Third-Party Indemnitors shall be subrogated to the extent of such advancement or payment to all of the rights of recovery of such persons against the Corporation. The Corporation and each such person agree that the Third-Party Indemnitors are express third party beneficiaries of the terms of this Section 7.06.

Section 7.07. Amendments. Subject to the terms of the Stockholders Agreement, these bylaws or any of them may be altered, amended or repealed, or new bylaws may be made, by a majority of the Board of Directors. Unless a higher percentage is required by the Certificate of Incorporation or the Stockholders Agreement as to any matter that is the subject of these bylaws, all such amendments must be approved by the affirmative vote of a majority of the total voting power of all outstanding securities of the Corporation, generally entitled to vote in the election of directors, voting together as a single class, or by a majority of the Board of Directors.